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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2002

ELECTRIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23336 (Commission File Number)	95-4302784 (IRS Employer Identification No.)
632 Broadway, Suite 301, New York, New York (Address of Principal Executive Offices)		10012 (Zip Code)

Registrant's telephone number, including area code: (212) 529-9200
(Former name or former address, if changed since last report)

        On August 12, 2002, Electric Fuel Corporation (the "Registrant") filed a Current Report on Form 8-K relating to, inter alia, its acquisition of I.E.S. Electronics Industries U.S.A., Inc., in which the Registrant indicated its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than 60 days from the date thereof in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.

        The Registrant hereby amends its Current Report on Form 8-K filed with the SEC on August 12, 2002 by deleting Item 7 in its entirety, and substituting in place and stead thereof a new Item 7, as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)
Financial Statements of Businesses Acquired

(i)
Balance sheet of I.E.S. Electronics Industries U.S.A., Inc. as of December 31, 2001 and December 31, 2000 and the related statements of profit, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and December 31, 2000.

(ii)
Unaudited condensed interim balance sheet of I.E.S. Electronics Industries U.S.A., Inc. at June 30, 2002 and the related unaudited condensed interim statements of profit, changes in shareholders' equity and cash flows for the six months ended June 30, 2002 and June 30, 2001.

(b)
Pro Forma Condensed Combined Financial Information

(i)
Unaudited pro forma condensed combined balance sheets as of June 30, 2002.

(ii)
Unaudited pro forma condensed combined statement of operation for the six months ended June 30, 2002.

(iii)
Unaudited pro forma condensed combined statement of operation for the year ended December 31, 2001.

(c)
Exhibits — The following documents are filed as exhibits to this report:

Exhibit Number	Description
2*	Asset Purchase Agreement dated August 2, 2002
23	Consent of Cornelius, Stegent & Price, LLP
99.1*	Press release dated August 5, 2002
99.2*	Share Purchase Agreement dated August 2, 2002 [English summary]

*
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC FUEL CORPORATION
(Registrant)
	By	/s/ ROBERT S. EHRLICH

		Name:	Robert S. Ehrlich
		Title:	Chairman of the Board and
Chief Financial Officer
Dated: October 10, 2002

Item 7(a)(i)

I. E. S. ELECTRONICS
INDUSTRIES U.S.A., INC.

(A Wholly-owned Subsidiary of
Interactive Millennium, Ltd.)

FINANCIAL REPORT

December 31, 2001 and 2000

C O N T E N T S

Page
INDEPENDENT AUDITORS' REPORT	5
FINANCIAL STATEMENTS
Balance sheets	6
Statements of operations	7
Statements of changes in stockholder's equity	8
Statements of cash flows	9
Notes to financial statements	10-16

Board of Directors
I. E. S. Electronics Industries U. S. A., Inc.
Littleton, Colorado

Independent Auditors' Report

        We have audited the balance sheet of I. E. S. Electronics Industries U. S. A., Inc. as of December 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of I. E. S. Electronics Industries U. S. A., Inc. as of December 31, 2000 were audited by other auditors whose report dated February 19, 2001, expressed an unqualified opinion of those statements.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

        In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the financial position of I. E. S. Electronics Industries U. S. A., Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

Houston, Texas
February 6, 2002

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(a Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
BALANCE SHEETS
December 31, 2001 and 2000

	2001	2000
ASSETS
CURRENT ASSETS
Cash	$346,945	$390,657
Certificates of deposit due within one year, including $222,930 restricted collateral deposits in 2001	231,905	8,605
Accounts receivable, net of allowance for doubtful accounts 2001—$19,000; 2000—$146,015	452,842	1,965,477
Inventories, net of reserves (Note 4)	701,940	170,038
Prepaid expenses and other assets	85,313	66,137

Total current assets	1,818,945	2,600,914
PROPERTY AND EQUIPMENT, net (Note 5)	154,967	172,213
OTHER ASSETS
Restricted collateral deposits	107,815	—
Demo inventory, net of reserves	221,865	148,300

Total assets	$2,303,592	$2,921,427

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of capital lease obligation (Note 6)	$9,130	$7,741
Accounts payable and accrued expenses	335,162	295,076
Advances payable to Israeli parent company (Note 3)	—	3,250,014
Current portion of note payable to Israeli parent company, including accrued interest (Note 3)	—	345,326
Deferred warranty revenue	409,840	327,777

Total liabilities	754,132	4,225,934

LONG-TERM CAPITAL LEASE OBLIGATION, net of current portion (Note 6)	10,772	19,902

LONG TERM DEBT, net of current portion (Note 3)	—	886,077

SUBORDINATED DEBT to Israeli parent (Note 3)	1,262,592	—

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Notes 1, 3, and 8)
Common stock, $.01 par value; authorized 1,700,000 shares, issued and outstanding 1,500,000 shares	15,000	15,000
Additional paid-in capital	261,096	15,000
Retained earnings (deficit)	—	(2,240,486)

Total stockholders' equity	276,096	(2,210,486)

Total liabilities and stockholders' equity	$2,303,592	$2,921,427

See accompanying notes and accountants' report

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(a Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2001 and 2000

	2001	2000
REVENUES	$3,514,054	$3,400,609
COSTS OF REVENUES	1,832,272	2,096,449

Gross profit	1,681,782	1,304,160

RESEARCH AND DEVELOPMENT EXPENSES	73,919	78,827
SALES AND MARKETING EXPENSES	1,430,549	1,690,515
GENERAL AND ADMINISTRATIVE EXPENSES	918,324	1,049,164

	2,422,792	2,818,506

Operating (loss)	(741,010)	(1,514,346)
OTHER INCOME (EXPENSE):
Interest income	13,561	12,361
Interest charged by Israeli parent company	(53,430)	(81,257)
Other	(15,983)	—

Net loss	$(796,862)	$(1,583,242)

See accompanying notes and accountants' report.

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(a Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended December 31, 2001 and 2000

	Common Stock
			Additional Paid-in Capital	Retained Earnings (Deficit)
	Shares	Amount			Total
BALANCE AT JANUARY 1, 2000	1,500,000	$15,000	$15,000	$(1,583,242)	$(1,553,242)
Comprehensive income
Net loss	—	—	—	(657,244)	(657,244)

BALANCE AT DECEMBER 31, 2000	1,500,000	15,000	15,000	(2,240,486)	(2,210,486)
Comprehensive income
Net loss	—	—	—	(796,862)	(796,862)
Conversion of loans from Israeli parent into corporate stock and related corporate readjustment	—	—	246,096	3,037,348	3,283,444

BALANCE AT DECEMBER 31, 2001	1,500,000	$15,000	$261,096	$—	$276,096

See accompanying notes and accountants' report.

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(a Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2001 and 2000

	2001	2000
Cash Flows From Operating Activities
Net Loss	$(796,862)	$(1,583,242)
Adjustments to Reconcile Net Loss to Net Cash
Provided By Operating Activities:
Depreciation and amortization	33,179	26,906
Allowance for bad debts and sales returns	(127,015)	146,015
(Increase) decrease in accounts receivable	1,639,650	815,754
(Increase) decrease in inventories, net	(531,902)	(70,296)
(Increase) decrease in prepaid expenses and other assets	(19,546)	(27,656)
Increase (decrease) in accounts payable and accrued expenses	40,086	41,449
Increase (decrease) in deferred warranty revenue	82,063	327,777

Net cash provided by operating activities	319,653	(323,293)

Cash Flows From Investing Activities
Restricted collateral deposits	(330,745)	—
Purchase of demo inventories, net	(73,565)	(9,800)
Property and equipment purchases, net	(15,933)	(38,679)

Net cash provided by (used in) investing activities	(420,243)	(48,479)

Cash Flows From Financing Activities
Payment on capital lease obligations	(7,741)	(5,608)
Advances and accrued interest from Israeli parent company	64,619	260,442
Net cash provided by financing activities	56,878	254,834

Net increase in cash and cash equivalents	(43,712)	(116,938)
Cash and cash equivalents, beginning of year	390,657	507,595

Cash and cash equivalents, end of year	$346,945	$390,657

Supplemental schedule of noncash investing and financing activities:
Conversion of loans from Israeli parent into corporate stock	$3,283,444	$—

Supplemental cash flow information:
Interest paid	$53,430	$81,257

Income taxes paid	$—	$—

See accompanying notes and accountants' report.

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Basis of Presentation

  Organization and Nature of Operations:

        I. E. S. Electronics Industries U. S. A., Inc. ("the Company") originally, was a wholly-owned subsidiary of I. E. S. Electronics Industries, Ltd., an Israeli company. During calendar year 2000, I. E. S. Electronics Industries, Ltd., formed a new wholly-owned subsidiary, Interactive Millennium, Ltd. ("Interactive"). Subsequent to the formation of Interactive, I. E. S. Electronics Industries, Ltd., transferred its ownership interest in the Company to Interactive (the "Parent Company"). The Company, which was incorporated in Delaware on November 9, 1995, sells and services state-of-the-art interactive simulation training systems to law enforcement agencies that are predominately based in the United States. The systems are manufactured by the Parent Company and exported to the Company for resale. The Company is economically dependent on the Parent Company to provide the systems, which to date have comprised the majority of the Company's sales.

  Basis of Presentation:

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period from November 9, 1995 through December 31, 2001, the Company accumulated net losses of $3,037,348. During the year ended December 31, 2000, the Company used cash in operating activities of approximately $323,000, and had liabilities in excess of its assets of approximately $2,210,000. Additionally, as shown in the accompanying financial statements, the Company has current year net losses of $796,862 and $1,583,242 for the years ending December 31, 2001 and 2000, respectively. The absence of a demonstrated and consistent period of profitability raises doubt about the Company's ability to continue as a going concern and generate adequate cash flow during the year ending December 31, 2002.

        As more fully described in Note 3, the Parent Company made an election to convert debt into common stock, and effect a quasi reorganization whereby, effective December 31, 2001, its balance sheet amounts are carried at fair value, and the readjustment allows for an offset to retained earnings to the full extent of the balance of retained earnings (deficit). Consequently, retained earnings at year-end are zero, the additional capital injection made by the Parent Company is reflected as additional paid-in capital, and the accounting in the future will be similar to that appropriate for a new enterprise. Management's plans also include generating future profitable operations through increased revenue, resulting from the growing acceptance of the Company's products, and decreased expenses, particularly as a result of the movement of production to the U. S. from Israel. The inability of management to implement some or all of these initiatives could result in the possible discontinuance of the Company's operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting and Reporting Policies

  Revenue Recognition:

        In 2001, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin 101. Accordingly, revenue from product sales to end-users is now recognized when title passes, which for shipments to certain foreign countries is subsequent to product shipment. Title for these shipments ordinarily passes within a week of shipment. This accounting change did not materially impact the Company's results of operations for 2001. The Company recognizes extended warranty revenue under the straight-line method over the term of the Post Contract Support (PCS) agreement based upon historical evidence. Training revenue is recognized as services are performed.

  Long-Lived Assets:

        The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, (FAS 121) Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. As of December 31, 2001 and 2000, management believes there was no impairment of the Company's long-lived assets.

  Use of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recorded in the period they become known.

  Cash and Cash Equivalents:

        For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

  Restricted Collateral Deposits:

        Restricted collateral deposits are invested in certificates of deposit and are used as security for a sales contract the Company signed with the Royal Thai Army on September 28, 2001. One $222,930 certificate of deposit matures in August 2002 and the other two totaling $107,815 mature in August 2003.

  Concentrations of Credit Risk:

        The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company sells its products to various customers consisting primarily of law enforcement agencies located throughout the United States, in Europe and Asia. Consistent with industry practices, the Company generally does not require collateral when it establishes credit with its customers. Reserves are provided for estimated amounts of accounts receivable that may not be collected.

        During 2000, one customer accounted for approximately 19% of the Company's gross sales revenue. Summary geographic sales information follows:

	2001	2000
North America	$3,232,376	$3,030,061
Europe	213,678	370,548
China	68,000	—

	$3,514,054	$3,400,609

  Concentrations of Other Risks:

        The Company's financial results are affected by a wide variety of factors, including rapid technological change, competitive pricing pressures and general economic conditions. The Company is exposed to the risk of obsolescence of its inventory depending on the mix of future business.

  Advertising Costs:

        The Company expenses advertising costs as incurred. Advertising and promotional costs charged to operations for the years ended December 31, 2001 and 2000 were $148,133 and $190,992, respectively.

  Inventories:

        Inventory for resale is stated at the lower of cost or market based on the specific identification method. At December 31, 2001 and 2000, there was no reserve for potentially slow-moving and obsolete inventory; the net carrying value of its resale inventory was $701,940 and $170,038 respectively.

  Demo Inventory:

        Demo inventory, which is stated at cost based on the specific identification method, is utilized by the Company to solicit new business through site demonstrations and equipment loans to prospective customers. These assets are not depreciated or amortized. Management believes the net carrying value of such assets is fully recoverable, principally through exchanges with the Parent Company or sales to independent third parties. At December 31, 2001 and 2000, the Company recognized a reserve of $39,000 and $20,000 resulting in a net carrying value of its demo inventory at $221,865 and $148,300, respectively.

  Property and Equipment:

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets. Costs of repairs and maintenance are expensed as incurred. Leasehold improvements are generally amortized on a straight-line basis over the life of the lease. Depreciation and amortization expense for the years ended December 31, 2001 and 2000 was $33,179 and $26,906, respectively.

  Research and Development Costs:

        The Company expenses research and development costs as incurred. Income Taxes: The Company provides for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between the financial reporting and income tax bases of assets and liabilities, using the enacted rates in effect in the years in which the differences are expected to reverse. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The only significant component of the Company's deferred tax assets and liabilities is the deferred tax asset attributable to its net operating losses. The Company's net operating losses of approximately $2,500,000 for income tax purposes, will expire in years 2011 through 2014.

        A full valuation allowance has been recognized by the Company at December 31, 2001 and 2000. Currently there is no objective measurement of the Company's ability to generate sufficient future taxable income of the appropriate nature and character to provide reasonable assurance that the net deferred tax asset will be recoverable in a timely fashion.

  Fair Value of Financial Instruments:

        The carrying amounts of cash and cash equivalents, and other long-term liabilities approximates fair value at December 31, 2001 and 2000.The carrying value of all other financial instruments potentially subject to valuation risk, principally consisting of accounts receivable, were used to estimate the fair value of financial instruments.

  New Accounting Standards:

        In August 2001 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin 101, (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

        In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, (FAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting for the impairment of long-lived assets. This statement supersedes Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company does not believe that the required adoption of FAS 144 in 2002 will have a material effect on its financial position or results of operations.

Note 3. Related Party Transactions

        At December 31, 2000, the Company had uncollateralized advances payable of $3,250,014 to the Parent Company, which did not bear interest.

        The Company also had a promissory note for $1,394,700 payable to the Parent Company, the terms of which provided for payments of principal and 6% interest, payable in equal quarterly installments totaling $324,940 per year, over a period of five years commencing January 1, 2000.

        The outstanding principal balance and accrued interest on the note as of December 31, 2000 was $1,147,959 and $83,444, respectively.

        By the end of calendar year 2001, the advances payable were $3,509,574 and the balance of the note payable was $953,017, for a total of $4,462,592. Effective December 31, 2001, the Parent Company made an election to convert $3,200,000 of the debt (plus the $83,444 accrued interest) into common stock, and to subordinate the balance of the loan ($1,262,592) to any subsequent third party financing obtained by the Company.

        Inventories are generally purchased from the Parent Company at 55% of the Company's retail sales price. The Parent Company provides a right of return for damaged inventory items and extends a warranty on the products sold to the Company's customers. As part of its demonstration of continued financial support, the Parent Company reduced its inventory transfer pricing by 8% in calendar year 2001.

        A summarized roll-forward of the 2001 and 2000 activity between the Company and the Parent Company is as follows:

	2001	2000
Balance at beginning of year	$3,250,014	$2,742,831
Net advances (to) by the Parent Company	(1,138,979)	(1,441,929)
Purchases of inventories for resale and demo inventories	1,858,043	2,300,943
Reimbursed expenses from the Parent Company	(459,504)	(351,831)

	3,509,574	3,250,014
Conversion to common stock	(2,246,983)	—

Balance at end of year	$1,262,591	$3,250,014

Note 4. Inventories

        Inventories consisted of the following:

	2001	2000
Raw material	$144,810	$82,567
Work in process	25,202	—
Finished goods	531,928	87,471

	$701,940	$170,038

Note 5.

        Major classifications of property and equipment are summarized below:

	Cost Or Basis	Accumulated Depreciation	Net Book Value
At December 31, 2001:
Leasehold improvements	$75,220	$41,919	$33,301
Furniture and equipment	162,271	40,605	121,666

Total	$237,491	$82,524	$154,967

	Cost Or Basis	Accumulated Depreciation	Net Book Value
At December 31, 2000:
Leasehold improvements	$74,926	$26,888	$48,038
Furniture and equipment	154,344	30,169	124,175

Total	$229,270	$57,057	$172,213

Note 6.

        Operating Leases:

        The Company leases its office space under a non-cancelable operating lease. The lease provides for monthly rental payments, including real estate taxes and other operating costs. The lease provides standard rent escalation and renewal options. The aggregate future minimum lease commitments are as follows for years ending December 31:

2002	$96,231
2003	100,681
2004	110,694
2005	86,775

$394,381

        The Company also leases a copier under the terms of a non-cancelable operating lease. The lease calls for minimum monthly payments of $335 for a set minimum usage and expires in October 2003. Additional monthly rent is required on usage over the minimum levels as defined in the lease agreement. Rent expense for the year ended December 31, 2001 and 2000 was approximately $125,577 and $77,090, respectively.

        Capital Leases:

        During 2000, the Company entered into three capital lease agreements to acquire office equipment. The cost of the equipment acquired was $33,250. Depreciation expense of $5,167 and $2,226 was taken on this equipment during the years ended December 31, 2001 and 2000, respectively.

        The present value of minimum capital leases payments are as follows for years ended December 31:

2002	$9,130
2003	7,178
2004	3,594

Total minimum lease payments	19,902
Less current portion	9,130

$10,772

Note 7. Employee Benefit Plan

        Effective January 1, 1999, the Company adopted a Savings Incentive Match Plan for Employees (SIMPLE), which covers substantially all employees. Contributions to the plan are fixed at 3%. The amounts funded are based on the employees elective deferrals. The Company contributed approximately $13,309 and $7,874 to the plan for the years ending December 31, 2001 and 2000, respectively.

Note 8. Common Stock Options

        During January 1999, the Company's Board of Directors approved the adoption of the 1998 Stock Option Plan (the "Plan"). The Plan, as adopted, provides for the reservation of 200,000 shares of the Company's common stock for issuance pursuant to the Plan. Under the Plan, the Company may grant options to purchase common stock to employees, directors and consultants of the Company. Generally, the options vest and may be exercised, as to 1/3 (one-third) of the total options granted one year from the date of grant. Thereafter, the remaining options vest and may be exercised as to 1/12(one-twelfth) of the shares subject to the option grant for each full quarter completed. The stock options are granted at fair market value on the date of grant, expire ten years from that date and are nontransferable.

        During 1999, the Company granted 27,200 options to purchase shares of its common stock at $1.18 expiring on April 1, 2009. There were no options granted or exercised during the year ended December 31, 2001 and 2000.

        The activity under the Company's Plan is set forth below:

	Outstanding Options
	Number of Options	Range Per Share	Aggregate Exercise Price	Weighted Average Exercise Price Per Share
Balance, January 1, 2000	23,800	$1.18	$28,084	$1.18
Options granted
Options canceled	(3,400)	1.18	(4,012)	1.18
Options repurchased
Options exercised

Balance, December 31, 2000	20,400	1.18	24,072	1.18
Options granted
Options canceled
Options repurchased
Options exercised

Balance, December 31, 2001	20,400	$1.18	$24,072	$1.18

        The weighted average fair value of options granted during 1999 was $1.18 per share. The Company adopted the provisions of SFAS No. 123, Accounting for Stock Based Compensation, effective for year 1999 for all issuances of stock options to non employees of the Company. The Company will continue to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for all issuances of stock to its employees. Generally, all stock options issued to the Company's employees, pursuant to the Plan, are non-compensatory. No compensation cost has been recognized to date. Generally, stock options granted during 1999 will not begin to vest until April 2000. There were no options granted during year 2001 and 2000, and the Company canceled 3,400 option shared due to employee terminations.

Item 7(a)(ii)

I. E. S. ELECTRONICS
INDUSTRIES U.S.A., INC.

(A Wholly-owned Subsidiary of
I.E.S Interactive Training, Ltd.)
FINANCIAL STATEMENTS
JUNE 30, 2002 and 2001

         C O N T E N T S

Page
FINANCIAL STATEMENTS
Balance sheets	18
Statements of operations	19
Statements of changes in stockholder's equity	20
Statements of cash flows	21
Notes to financial statements	22-29

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(A Wholly-owned Subsidiary of I.E.S Interactive Training, Ltd.)
BALANCE SHEETS
June 30, 2002 and 2001

	2002	2001
ASSETS
CURRENT ASSETS
Cash	$41,917	$257,621
Certificates of deposit due within one year, including $222,930 restricted collateral deposits at June 30, 2002	232,001	8,798
Accounts receivable, net of allowance for doubtful accounts 2002—$19,000; 2001—$58,915	2,332,298	891,769
Inventories, net of reserves (Note 4)	807,408	207,384
Prepaid expenses and other assets	101,547	56,229

Total current assets	3,515,171	1,421,801
PROPERTY AND EQUIPMENT, net (Note 5)	141,521	158,647
OTHER ASSETS
Restricted collateral deposits	107,815	—
Demo inventory, net of reserves	255,255	148,300

Total assets	$4,019,762	$1,728,748

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of capital lease obligation (Note 6)	$8,730	$9,130
Accounts payable and accrued expenses	1,010,649	250,471
Advances payable to Israeli parent company (Note 3)	—	2,852,307
Current portion of note payable to Israeli parent company, including accrued interest (Note 3)	—	345,326
Deferred warranty revenue	260,609	364,541

Total liabilities	1,279,988	3,821,775

LONG-TERM CAPITAL LEASE OBLIGATION, net of current portion (Note 6)	6,796	14,802

LONG TERM DEBT, net of current portion (Note 3)	—	757,086

SUBORDINATED DEBT to Israeli parent (Note 3)	1,804,735	—

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Notes 1, 3 and 8)
Common stock, $.01 par value; authorized 1,700,000 shares, issued and outstanding 1,500,000 shares	15,000	15,000
Additional paid-in capital	261,096	15,000
Retained earnings (deficit)	652,147	(2,894,915)

Total stockholders' equity	928,243	(2,864,915)

Total liabilities and stockholders' equity	$4,019,762	$1,728,748

See accompanying notes and accountants' report.

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(A Wholly-owned Subsidiary of I.E.S Interactive Training, Ltd.)
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2002 and 2001

	2001	2002
REVENUES	$3,270,853	$1,578,477
COSTS OF REVENUES	1,414,617	872,161

Gross Profit	1,856,236	706,316

RESEARCH AND DEVELOPMENT EXPENSES	64,209	37,636
SALES AND MARKETING EXPENSES	629,817	792,187
GENERAL AND ADMINISTRATIVE EXPENSES	512,266	488,275

	1,206,292	1,318,098

Income (loss) from operations	649,944	(611,782)
OTHER INCOME (EXPENSE):
Interest income	349	10,759
Interest charged by Israeli parent company	—	(35,520)
Other	1,854	(17,887)

Net income (loss)	$652,147	$(654,430)

See accompanying notes and accountants' report.

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(A Wholly-owned Subsidiary of I.E.S Interactive Training, Ltd.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
			Additional Paid-in Capital	Retained Earnings (Deficit)
	Shares	Amount			Total
BALANCE AT JANUARY 1, 2001	1,500,000	$15,000	$15,000	$(2,240,486)	$(2,210,486)
Comprehensive income
Net loss for six months				(654,430)	(654,430)

BALANCE AT JUNE 30, 2001	1,500,000	15,000	15,000	(2,894,916)	(2,864,916)
Comprehensive income
Net loss for six months	—	—	—	(142,432)	(142,432)
Conversion of loans from Israeli parent into corporate stock and related corporate readjustment (audited)	—	—	246,096	3,037,348	3,283,444

BALANCE AT DECEMBER 31, 2001	1,500,000	15,000	261,096	—	276,096
Comprehensive income
Net income for six months				652,147	652,147

BALANCE AT JUNE 30, 2002	1,500,000	$15,000	$261,096	$652,147	$928,243

I. E. S. ELECTRONICS INDUSTRIES U. S. A., INC.
(a Wholly-owned Subsidiary of Interactive Millennium, Ltd.)
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2002 and 2001

	2001	2002
Cash Flows From Operating Activities
Net income (loss)	$652,147	$(654,430)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depreciation and amortization	17,068	17,509
Allowance for bad debts and sales returns	—	(87,100)
(Increase) decrease in accounts receivable	(1,879,456)	1,160,808
(Increase) decrease in inventories, net	(105,468)	(37,346)
(Increase) decrease in prepaid expenses and other assets	(16,234)	9,908
Increase (decrease) in accounts payable and accrued expenses	675,487	(44,605)
Increase (decrease) in deferred warranty revenue	(149,231)	36,764

Net cash provided by operating activities	(805,687)	401,508

Cash Flows From Investing Activities
Certificates of deposit	(96)	(193)
Purchase of demo inventories, net	(33,390)	—
Property and equipment purchases, net	(3,622)	(3,943)

Net cash provided by (used in) investing activities	(37,108)	(4,136)

Cash Flows From Financing Activities
Payment on capital lease obligations	(4,376)	(3,710)
Payment on long-term debt	—	(128,991)
Advances and accrued interest from Israeli parent company	542,143	(397,707)
Conversion of loans from Israeli parent into corporate stock	—	—

Net cash provided by financing activities	537,767	(530,408)

Net increase in cash and cash equivalents	(305,028)	(133,036)
Cash and cash equivalents, beginning of year	346,945	390,657

Cash and cash equivalents, end of year	$41,917	$257,621

Supplemental cash flow information:
Interest paid	$1,816	$35,520

Income taxes paid	$—	$—

See accompanying notes and accountants' report.

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Basis of Presentation

  Organization and Nature of Operations:

        I. E. S. Electronics Industries U. S. A., Inc. ("the Company") originally, was a wholly-owned subsidiary of I. E. S. Electronics Industries, Ltd., an Israeli company. During calendar year 2000, I. E. S. Electronics Industries, Ltd., formed a new wholly-owned subsidiary, Interactive Millennium, Ltd. ("Interactive"). Subsequent to the formation of Interactive, I. E. S. Electronics Industries, Ltd., transferred its ownership interest in the Company to Interactive (the "Parent Company"). During 2002, Interactive changed its name from Interactive Millennium, Ltd. to IES. Interactive Training, Ltd. The Company, which was incorporated in Delaware on November 9, 1995, sells and services state-of-the-art interactive simulation training systems to law enforcement agencies that are predominately based in the United States. The systems are manufactured by the Parent Company and exported to the Company for resale. The Company is economically dependent on the Parent Company to provide the systems, which to date have comprised the majority of the Company's sales.

  Basis of Presentation:

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period from November 9, 1995 through December 31, 2001, the Company accumulated net losses of $3,037,348. The absence of a demonstrated and consistent period of profitability raises doubt about the Company's ability to continue as a going concern and generate adequate cash flow during the year ending December 31, 2002.

        As more fully described in Note 3, the Parent Company made an election to convert debt into common stock, and effect a quasi reorganization whereby, effective December 31, 2001, its balance sheet amounts are carried at fair value, and the readjustment allows for an offset to retained earnings to the full extent of the balance of retained earnings (deficit). Consequently, retained earnings at December 31, 2001 are zero, the additional capital injection made by the Parent Company is reflected as additional paid-in capital, and the accounting in the future will be similar to that appropriate for a new enterprise. Management's plans also include generating future profitable operations through increased revenue, resulting from the growing acceptance of the Company's products, and decreased expenses, particularly as a result of the movement of production to the U. S. from Israel. The inability of management to implement some or all of these initiatives could result in the possible discontinuance of the Company's operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting and Reporting Policies

  Revenue Recognition:

        In 2001, the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin 101. Accordingly, revenue from product sales to end-users is now recognized when title passes, which for shipments to certain foreign countries is subsequent to product shipment. Title for these shipments ordinarily passes within a week of shipment. This accounting change did not materially impact the Company's results of operations for 2001. The Company recognizes extended warranty revenue under the straight-line method over the term of the Post Contract Support (PCS) agreement based upon historical evidence. Training revenue is recognized as services are performed.

  Long-Lived Assets:

        The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. As of June 30, 2002 and 2001, management believes there was no impairment of the Company's long-lived assets.

  Use of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recorded in the period they become known.

  Cash and Cash Equivalents:

        For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

  Restricted Collateral Deposits:

        Restricted collateral deposits are invested in certificates of deposit and are used as security for a sales contract the Company signed with the Royal Thai Army on September 28, 2001. One $222,930 certificate of deposit matures in August, 2002 and the other two totaling $107,815 mature in August, 2003.

  Concentrations of Credit Risk:

        The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000.

        The Company sells its products to various customers consisting primarily of law enforcement agencies located throughout the United States, in Europe and Asia. Consistent with industry practices, the Company generally does not require collateral when it establishes credit with its customers. Reserves are provided for estimated amounts of accounts receivable that may not be collected.

        In each of 2002 and 2001, approximately 46% and 13% of the Company's gross sales revenue resulted from one major customer, respectively. Summary geographic sales information follows:

	2002	2001
North America	$1,359,808	$1,527,727
Europe	422,693	50,750
Thailand	1,488,352	—

	$3,270,853	$1,578,477

  Concentrations of Other Risks:

        The Company's financial results are affected by a wide variety of factors, including rapid technological change, competitive pricing pressures and general economic conditions. The Company is exposed to the risk of obsolescence of its inventory depending on the mix of future business.

  Advertising Costs:

        The Company expenses advertising costs as incurred. Advertising and promotional costs charged to operations for the six month periods ended June 30, 2002 and 2001 were $10,306 and $9,633, respectively.

  Inventories:

        Inventories for resale are stated at the lower of cost or market based on the specific identification method. At June 30, 2002 and 2001, there was no reserve for potentially slow-moving and obsolete inventory; the net carrying value of its resale inventory was $807,408 and $207,384 respectively.

  Demo Inventory:

        Demo inventory, which is stated at cost based on the specific identification method, is utilized by the Company to solicit new business through site demonstrations and equipment loans to prospective customers. These assets are not depreciated or amortized. Management believes the net carrying value of such assets is fully recoverable, principally through exchanges with the Parent Company or sales to independent third parties. At June 30, 2002 and 2001, the Company recognized a reserve of $-0- and $20,000 resulting in a net carrying value of its demo inventories at $255,255 and $148,300, respectively.

  Property and Equipment:

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the underlying assets. Costs of repairs and maintenance are expensed as incurred. Leasehold improvements are generally amortized on a straight-line basis over the life of the lease. Depreciation and amortization expense for the six month periods ended June 30, 2002 and 2001 was $17,072 and $17,509, respectively.

  Research and Development Costs:

        The Company expenses research and development costs as incurred.

  Income Taxes:

        The Company provides for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between the financial reporting and income tax bases of assets and liabilities, using the enacted rates in effect in the years in which the differences are expected to reverse. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The only significant component of the Company's deferred tax assets and liabilities is the deferred tax asset attributable to its net operating losses. The Company's net operating losses of approximately $2,500,000 for income tax purposes, will expire in years 2011 through 2014. A full valuation allowance has been recognized by the Company at June 30, 2002 and 2001. Currently there is no objective measurement of the Company's ability to generate sufficient future taxable income of the appropriate nature and character to provide reasonable assurance that the net deferred tax asset will be recoverable in a timely fashion.

  Fair Value of Financial Instruments:

        The carrying amounts of cash and cash equivalents, and other long-term liabilities approximates fair value at June 30, 2002 and 2001. The carrying value of all other financial instruments potentially subject to valuation risk, principally consisting of accounts receivable, were used to estimate the fair value of financial instruments.

  New Accounting Standards:

        In August 2001 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin 101, (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

        In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, (FAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting for the impairment of long-lived assets. This statement supersedes Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company does not believe that the required adoption of FAS 144 in 2002 will have a material effect on its financial position or results of operations.

Note 3. Related Party Transactions

        At December 31, 2000, the Company had uncollateralized advances payable of $3,250,014 to the Parent Company, which did not bear interest.

        The Company also had a promissory note for $1,394,700 payable to the Parent Company, the terms of which provided for payments of principal and 6% interest, payable in equal quarterly installments totaling $324,940 per year, over a period of five years commencing January 1, 2000. The outstanding principal balance and accrued interest on the note as of December 31, 2000 was $1,147,959 and $83,444, respectively.

        By the end of calendar year 2001, the advances payable were $3,509,574 and the balance of the note payable was $953,017, for a total of $4,462,592. Effective December 31, 2001, the Parent Company made an election to convert $3,200,000 of the debt (plus the $83,444 accrued interest) into common stock, and to subordinate the balance of the loan ($1,262,592) to any subsequent third party financing obtained by the Company.

        Inventories are generally purchased from the Parent Company at 55% of the Company's retail sales price. The Parent Company provides a right of return for damaged inventory items and extends a warranty on the products sold to the Company's customers. As part of its demonstration of continued financial support, the Parent Company reduced its inventory transfer pricing by 8% in calendar year 2001.

        A summarized roll-forward of the 2002 and 2001 activity between the Company and the Parent Company is as follows:

	2002	2001
Balance at beginning of year	$1,262,591	$3,250,014
Net advances (to) by the Parent Company	225,000	(1,235,000)
Purchases of inventories for resale and demo inventories	326,725	837,293
Reimbursed expenses from the Parent Company	(9,581)	—

Balance at June 30	$1,804,735	$2,852,307

Note 4. Inventories

        Inventories consisted of the following:

	2002	2001
Raw material	$260,308	$—
Work in process	71,840	—
Finished goods	475,260	207,384

	$807,408	$207,384

Note 5. Property and Equipment

        Major classifications of property and equipment are summarized below:

	Cost Or Basis	Accumulated Depreciation	Net Book Value
At June 30, 2002:
Leasehold improvements	$75,220	$49,442	$25,778
Furniture and equipment	161,892	46,149	115,743

Total	$237,112	$95,591	$141,521

	Cost Or Basis	Accumulated Depreciation	Net Book Value
At June 30, 2001:
Leasehold improvements	$83,210	$34,400	$48,810
Furniture and equipment	142,291	32,454	109,837

Total	$225,501	$66,854	$158,647

Note 6. Commitments

        Operating Leases:

        The Company leases its office space under a non-cancelable operating lease. The lease provides for monthly rental payments, including real estate taxes and other operating costs. The lease provides standard rent escalation and renewal options. The aggregate future minimum lease commitments are as follows for years ending December 31:

2002	$96,231
2003	100,681
2004	110,694
2005	86,775

$394,381

        The Company also leases a copier under the terms of a non-cancelable operating lease. The lease calls for minimum monthly payments of $335 for a set minimum usage and expires in October 2003. Additional monthly rent is required on usage over the minimum levels as defined in the lease agreement. Rent expense for the six month periods ended June 30, 2002 and 2001 was approximately $60,734 and $61,037, respectively.

        Capital Leases:

        During 2000, the Company entered into three capital lease agreements to acquire office equipment. The cost of the equipment acquired was $33,250. Depreciation expense of $2,583 was taken on this equipment during each of the six month periods ended June 30, 2002 and 2001.

        The present value of minimum capital leases payments are as follows:

2002	$8,730
2003	3,589
2004	3,207

Total minimum lease payments	15,526
Less current portion	8,730

$6,796

Note 7. Employee Benefit Plan

        Effective January 1, 1999, the Company adopted a Savings Incentive Match Plan for Employees (SIMPLE), which covers substantially all employees. Contributions to the plan are fixed at 3%. The amounts funded are based on the employees elective deferrals. The Company contributed approximately $1,339 and $792 to the plan for the six month periods ending June 30, 2002 and 2001, respectively.

Note 8. Common Stock Options

        During January 1999, the Company's Board of Directors approved the adoption of the 1998 Stock Option Plan (the "Plan"). The Plan, as adopted, provides for the reservation of 200,000 shares of the Company's common stock for issuance pursuant to the Plan. Under the Plan, the Company may grant options to purchase common stock to employees, directors and consultants of the Company. Generally, the options vest and may be exercised, as to 1/3 (one-third) of the total options granted one year from the date of grant. Thereafter, the remaining options vest and may be exercised as to 1/12 (one-twelfth) of the shares subject to the option grant for each full quarter completed. The stock options are granted at fair market value on the date of grant, expire ten years from that date and are nontransferable. During 1999, the Company granted 27,200 options to purchase shares of its common stock at $1.18 expiring on April 1, 2009. There were no options granted or exercised during the six month periods ended June 30, 2002 and 2001.

        The activity under the Company's Plan is set forth below:

	Outstanding Options
	Number of Options	Range Per Share	Aggregate Exercise Price	Weighted Average Exercise Price Per Share
Balance, January 1, 2002	20,400	$1.18	$24,072	$1.18
Options granted
Options canceled
Options repurchased
Options exercised

Balance, June 30, 2002	20,400	1.18	24,072	1.18
Balance, January 1, 2001	20,400	1.18	24,072	1.18
Options granted
Options canceled
Options repurchased
Options exercised

Balance, June 30, 2001	20,400	$1.18	$24,072	$1.18

        The weighted average fair value of options granted during 1999 was $1.18 per share. The Company adopted the provisions of SFAS No. 123, Accounting for Stock Based Compensation, effective for year 1999 for all issuances of stock options to non employees of the Company. The Company will continue to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for all issuances of stock to its employees. Generally, all stock options issued to the Company's employees, pursuant to the Plan, are non-compensatory. No compensation cost has been recognized to date. Generally, stock options granted during 1999 will not begin to vest until April 2000. There were no options granted during year 2001 and 2000, and the Company canceled 3,400 option shared due to employee terminations.

Item 7(b)(i),(ii) and (iii)

ELECTRIC FUEL CORPORATION
AND I.E.S. ELECTRONIC INDUSTRIES U.S.A., INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of Electric Fuel Corporation of substantially all the assets of I.E.S. Electronic Industries U.S.A., Inc. (I.E.S.) under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

        The following unaudited pro forma condensed combined balance sheet as of June 30, 2002 gives effect to the acquisition of substantially all the assets of I.E.S. as if it had occurred on such date, and reflects the allocation of the purchase price to the I.E.S. assets acquired based on their estimated fair values at the date of acquisition. The excess of the consideration paid by Electric Fuel in the acquisition over the fair value of I.E.S. identifiable assets and liabilities has been recorded as goodwill.

        The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Electric Fuel and I.E.S. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001, give effect to the acquisition as if it had occurred on January 1, 2002 and January 1, 2001, respectively, and combine the historical unaudited statements of operations of Electric Fuel and I.E.S. for such period. Integration costs are not included in the accompanying unaudited pro forma condensed combined financial statements. This pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of Electric Fuel and I.E.S., for the year ended December 31, 2001 and for the six month period ended June 30, 2002, appearing elsewhere herein.

        Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Electric Fuel and I.E.S. and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that Electric Fuel believes are reasonable and that are set forth in the notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA FINANCIAL INFORMATION
ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2002
U.S. DOLLARS

	Electric Fuel	I.E.S.	Pro forma	References	Combined
CURRENT ASSETS:
Cash and cash equivalent	$10,452,924	$41,917	$(3,075,000)	A, K	$7,419,841
Certificates of deposit due within one year	—	339,816	(330,745)	M	9,071
Trade receivables	981,131	2,332,298	—		3,313,429
Other receivables	957,212	101,547	—		1,058,759
Inventory	3,374,934	807,408	—		4,182,342

Total current assets	15,766,201	3,622,986	(3,405,745)		15,983,442

SEVERANCE PAY FUND	1,084,977	—	—		1,084,977

PROPERTY AND EQUIPMENT, NET	6,575,041	141,521	—		6,716,562

OTHER ASSETS:
Demo inventories, net of reserves	—	255,255	—		255,255
Goodwill and intangible assets, net	—	—	5,638,731	D, L	5,638,731

Total assets	23,426,219	4,019,762	2,232,986		29,678,967

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease obligation	—	8,730	—		8,730
Deferred warranty revenue	—	260,609	(100,000)	E	160,609
Accounts payable and accrued expenses	2,350,230	1,010,649	50,000	B	3,410,879

Total current liabilities	2,350,230	1,279,988	(50,000)		3,580,218

LONG-TERM LIABILITIES:
Long-term capital lease obligation, net of current portion	—	6,796	—		6,796
Accrued severance pay	3,685,099	—	—		3,685,099
Promissory notes	—	—	1,686,964	C	1,686,964
Subordinated debt to the parent company	—	1,804,735	(1,804,735)	J	—

Total long-term liabilities	3,685,099	1,811,531	(117,771)		5,378,859

SHAREHOLDERS' EQUITY:
Common stock	315,972	15,000	17,500	G, H	$348,472
Additional paid-in capital	108,297,346	261,096	3,410,404	F, G, H	111,968,846
Deferred compensation	(18,000)	—	—		(18,000)
Retained earnings (accumulative deficit)	(86,710,494)	652,147	(1,027,147)	H, I, K, L	(87,085,494)
Treasury stock	(3,537,106)	—	—		(3,537,106)
Notes receivable from stockholders	(956,828)	—	—		(956,828)

Total shareholders' equity	17,390,890	928,243	2,400,757		20,719,890

Total liabilities and shareholders' equity	$23,426,219	$4,019,762	$2,232,986		$29,678,967

PRO FORMA FINANCIAL INFORMATION
ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002
U.S. DOLLARS

	Electric Fuel Corp. June 30, 2002	I.E.S. June 30, 2002	Pro forma Adjustment	Reference	Pro forma Combined June 30, 2002
Statement of Operations Data:
Revenue	1,550,615	3,270,853	—		4,821,468
Cost of revenue	2,184,580	1,414,617	—		3,599,197

Gross profit (loss)	(633,965)	1,856,236	—		1,222,271
Operating expenses:
Research and development, net	1,109,074	64,209	—		1,173,283
Sales and marketing	2,099,609	629,817	—		2,729,426
General and administrative	2,248,104	512,266	—		2,760,370
Amortization of purchased intangible assets	—	—	75,000	L	75,000

	5,456,787	1,206,292	75,000		6,738,079
Income (loss) from operations	(6,090,752)	649,944	(75,000)		(5,515,808)
Financial income (expenses), net	116,719	2,203	(75,000)	K	43,922

Income (loss) before adjustments	(5,974,033)	652,147	—		(5,471,886)

Net income (loss)	(5,974,033)	652,147	(150,000)		(5,471,886)

Basic and diluted net loss per share	(0.20)				(0.16)

Weighted average number of shares of Common Stock used in computation of basic net loss per share	30,570,107				33,820,107

PRO FORMA FINANCIAL INFORMATION
ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
U.S. DOLLARS

	Electric Fuel Corp.	I.E.S.	Pro forma Adjustment	References	Pro forma Combined
Statement of Operations Data:
Revenue	4,032,888	3,514,054	—		7,546,942
Cost of revenue	7,053,602	1,832,272	—		8,885,874

Gross profit (loss)	(3,020,714)	1,681,782	—		(1,338,932)
Operating expenses:
Research and development, net	3,512,084	73,919	—		3,586,003
Sales and marketing	6,255,703	1,430,549	—		7,686,252
General and administrative	4,760,866	918,324	—		5,679,190
Amortization of purchased intangible assets	—	—	150,000	L	150,000

	14,528,653	2,422,792	150,000		17,101,445
Income (loss) from operations	(17,549,367)	(741,010)	(150,000)		(18,440,377)
Financial income (expenses), net	262,579	13,561	(150,000)	K	126,140
Interest charged by Israeli parent company	—	(53,430)	—		(53,430)
Other expense	—	(15,983)	—		(15,983)

	262,579	(55,852)	(150,000)		56,727

Net loss	(17,286,788)	(796,862)	(300,000)		(18,383,650)

Basic and diluted net loss per share	(0.71)				(0.67)

Weighted average number of shares of Common Stock used in computation of basic net loss per share	24,200,184				27,450,184

ELECTRIC FUEL CORPORATION AND I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
U.S. DOLLARS

NOTE 1:—

        The unaudited pro forma condensed combined financial statements reflect the purchase of assets and liabilities of I.E.S. Electronics Industries U.S.A., Inc. The total purchase price consisted of $3,000,000 in cash, $1,800,000 in promissory notes in nominal value and $3,654,000 in shares, which represented the market value of 3,250,000 shares of Electric Fuel's common stock at the date of the agreement. The purchase price also included $50,000 of transaction costs, consisting primarily of legal, accounting and valuation fees and $50,000 fair value of options and warrants.

        Based upon a preliminary valuation of tangible and intangible assets acquired, Electric Fuel has allocated the total cost of the acquisition to I.E.S.'s assets as follows (This allocation is for pro forma purposes only. Actual fair values will be based on financial information at the acquisition date):

June 30, 2002
Tangible assets acquired	$2,502,000
In-process research and development	225,000
Goodwill and intangible assets including primarily of: trademarks, trade names, technology, trade names, work force and customer base	5,714,000

$8,441,000

NOTE 2:—

        The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on June 30, 2002 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired as noted above, including the elimination of I.E.S.'s equity account.

        The amount of excess cost attributable to in-process research and development of I.E.S. is estimated to be in the sum of $225,000. This amount will be recorded as research and development cost during the fiscal quarter in which the acquisition is consummated. This expense has not been included in the pro forma combined condensed statements of operations as it does not represent a continuing expense.

        Adjustments included in the pro forma condensed combined balance sheet are summarized as follows:

  (A)
  Cash consideration paid for I.E.S.

  (B)
  Accrued transaction costs.

  (C)
  Issuance of promissory notes to the shareholders of I.E.S. as part of the consideration presented at the present value at a discount rate of 5% per annum.

  (D)
  Valuation of I.E.S.'s intangible assets and goodwill.

  (E)
  Fair value adjustment to I.E.S deferred revenues.

  (F)
  Options of Electric Fuel issued to certain employees of I.E.S. upon the acquisition, valued at $50,000.

  (G)
  Issuance of shares.

  (H)
  Elimination of the I.E.S. equity accounts.

  (I)
  Elimination of acquired in-process research and development at the amount of $225,000.

  (J)
  Elimination of subordinated debt to the parent company, in the amount of $1,804,735.

  (K)
  Interest expenses related to the $3 million acquisition cost in the amounts of $75,000 and $150,000 for the periods ended June 30, 2002 and December 31, 2001, respectively.

  (L)
  Amortization of purchased intangible assets in the amounts of $75,000 and $150,000 for the periods ended June 30, 2002 and December 31, 2001, respectively.

  (M)
  Elimination of restricted collateral deposit not included in the assets purchased.

NOTE 3

        The pro forma condensed combined statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001 include the adjustments necessary to give effect to the acquisition as if it had occurred on January 1, 2002 and January 1, 2001, respectively. Adjustments included in the pro forma condensed combined statements of operations are summarized as follows:

        Amortization of acquired intangible assets is calculated using the following estimated useful lives:

Years
Intangible assets—trademarks, trade names, workforce and customer base	5-7
Goodwill	Not amortized

Amortization for the year ended December 31, 2001 and for the six months ended June 30, 2002 was $75,000 and $150,000, respectively.

QuickLinks

  Item 7(a)(i)
  Item 7(a)(ii)
  Item 7(b)(i),(ii) and (iii)